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                        PENNSYLVANIA DEPARTMENT OF STATE
                               CORPORATION BUREAU
                         ROOM 308 NORTH OFFICE BUILDING
                                  P.O. BOX 8722
                            HARRISBURG, PA 17105-8722



HIGHLAND FOREST RESOURCES, INC.




     THE CORPORATION BUREAU IS HAPPY TO SEND YOU YOUR FILED DOCUMENT. PLEASE NOTE THE FILE DATE AND THE SIGNATURE OF THE SECRETARY OF THE COMMONWEALTH. THE CORPORATION BUREAU IS HERE TO SERVE YOU AND WANTS TO THANK YOU FOR DOING BUSINESS IN PENNSYLVANIA. IF YOU HAVE ANY QUESTIONS PERTAINING TO THE CORPORATION BUREAU, CALL (717) 787-1057.

















                                                    ENTITY NUMBER: 0758903
                                                    MICROFILM NUMBER: 2000047

                                                    1165 - 1167





CSC NETWORKS
COUNTER


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Microfilm Number __________      Filed with the Department of State JUN 08 2000
Entity Number  758903            /s/ Kim (illegible)
                                 Secretary of the Commonwealth

               ARTICLES OF AMENDMNET-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1915 (Rev 90)

     In compliance with the requirements of 15 Pa.C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby state that:

1.  The name of the corporation is:  Highland Land & Minerals, Inc.

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):


(a)      ________________________________________________________________
            Name and Street       City        State     Zip       County

(b)      c/o: Corporation Service Company                      Dauphin
            Name of Commercial Registered Office Provider        County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.   The statute by or under which it was incorporated is: _____________________

4.   The date of incorporation is:    August 19, 1982

5.   (Check, and if appropriate complete, one of the following):

     _X_The  amendment   shall  be  effective  upon  filing  these  Articles  of
        Amendment in the Department of State.

     ___ The amendment was shall be effective on:_____________at_______________
                                                    Date             Hour

6.   (Check one of the following):

     __ The amendment was adopted by shareholders (or members) pursuant to 15 Pa.C.S. 1914(a) and (b).

      X The amendment was adopted by the board of directors pursuant to 15 --- Pa.C.S. 1914(c).

7.   (Check, and if appropriate complete, one of the following):

     ___ The amendment adopted by the corporation, set forth in full, is as follows:

       -------------------------------------------------------------------------

     _X_This amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.   (Check if the amendment restates the Articles):

     ___The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 30th day of May, 2000.


                                            Highland Land & Minerals, Inc.
                                              (Name of Corporation)
                                            By:  /s/ J.A. Beck
                                                 (Signature)
                                            Title:  President



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200047-1167
                                    EXHIBIT A

                         HIGHLAND LAND & MINERALS, INC.
                          Action by Board of Directors
                               In Lieu of Meeting



     The undersigned, being all the members of the Board of Directors of HIGHLAND LAND & Minerals, INC. do hereby consent, pursuant to Section 9 of
Article II of the By-Laws and pursuant to Section 1727(b) of the Pennsylvania Business Corporation Law, to the adoption of the following resolution without a meeting, on written consent:

                Resolved:   That, in accordance with the provisions of
                            15Pa.C.S. 1914(c), the Articles of the
                            Corporation are hereby amended to the
                            effect that the corporate name of Highland
                            Land & Minerals, Inc. shall be changed,
                            effective upon the filing the Articles of Amendment in the Pennsylvania Department of State, to HIGHLAND FOREST RESOURCES, INC., and

                            That, in all other respects, said Articles shall be and remain in effect as such exist on the date hereof.

Dated as of May 26, 2000